Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

Global Partners LP

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common units representing limited partner interests	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Equity	Preferred units representing limited partner interests	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Equity	Other classes of units representing limited partner interests	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Debt	Debt securities(3)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
	Debt	Guarantees of debt securities(3)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					(2)		(1)
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$46,367.50(4)
	Net Fee Due							(1)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	Filing Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid With Fee Offset Claimed
Rule 457(b) and 0-11(a)(2)
Fee Offset Claims		N/A	N/A	N/A		N/A
Fee Offset Sources	N/A	N/A	N/A		N/A
Rule 457(p)
Fee Offset Claims	Global Partners LP	Form S-3	333-252305	January 21, 2021		$46,367.50(4)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(4)	$425,000,000
Fee Offset Sources	Global Partners LP	Form S-3	333-252305		January 21, 2021						(1)

(1)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant hereby defers payment of the registration fee required in connection with this Registration Statement. In connection with any offering of securities pursuant to this Registration Statement, the Registrant will pay “pay-as-you-go-registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2)	An unspecified aggregate initial offering price, principal amount or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices.

(3)	If a series of debt securities is guaranteed, subsidiaries of Global Partners LP named as co-registrants in this Registration Statement may guarantee such securities. In accordance with Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of debt securities being registered.

(4)	The Registrant previously registered an indeterminate amount of securities having an aggregate offering price up to $500,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-252305) filed with the Securities and Exchange Commission on January 21, 2021 and declared effective on January 28, 2021 (the “Prior Registration Statement”). As of January 29, 2024, the securities registered under the Prior Registration Statement may no longer be offered and sold, and the offering of securities under the Prior Registration Statement terminated. The Registrant sold an aggregate of $75,000,000 of securities under the Prior Registration Statement, leaving a balance of $425,000,000, representing $46,367.50 in registration fees, of unsold securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $46,367.50 that has already been paid and remains unused with respect to the unsold securities that were previously registered pursuant to the Prior Registration Statement will be available to offset any filing fees payable pursuant to this Registration Statement.